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EXHIBIT 5.1

July 18, 2008

Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, Nevada 89119-3730

Re:
Shuffle Master, Inc.
Registration Statement on Form S-1

        In connection with the registration by Shuffle Master, Inc., a Minnesota corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), for issuance of shares of common stock of the Company, par value $0.01 per share, having an aggregate offering price of up to $86.25 million (the "Shares"), you have requested our opinion set forth below. Our opinion is furnished to allow you to satisfy the requirements of Item 601(5) of Regulation S-K under the Act, and we express no opinion herein related to the Registration Statement or any matter related thereto except as explicitly stated herein. Our opinion may be relied upon only by you and by persons authorized to rely upon it pursuant to the Act.

        In our capacity as special counsel to the Company in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of our opinion.

        We have examined and relied upon the Registration Statement and the prospectus filed with the Registration Statement (the "Prospectus"), including any exhibits attached thereto. We have also examined and relied upon the originals, or duplicates or certified or conformed copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with our opinion. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        In rendering our opinion, we have assumed (a) the genuineness of all signatures on all documents; (b) the legal capacity and authority for all purposes of all natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to the originals of all documents submitted to us as copies; (e) the correctness, completeness and accuracy of all facts set forth in all agreements, representations, warranties and certificates referred to or identified in our opinion which would have an effect on our opinion; and (f) the completion of all necessary corporate action to authorize and approve the issuance of the Shares. In examining documents executed by parties other than the Company, we have assumed that such parties had the requisite power and authority (corporate and otherwise) to execute, deliver and perform all of their respective obligations thereunder, that the execution, delivery of, and performance under, such documents was duly authorized by such parties by all requisite corporate action and that such documents constitute valid and binding obligations of such parties in accordance with the terms of such documents.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

        When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

        We do not express any opinion herein concerning any law other than the Minnesota Business Corporation Act.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Larkin Hoffman Daly & Lindgren Ltd.

Larkin Hoffman Daly & Lindgren Ltd.

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  EXHIBIT 5.1